UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

NuLife Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada _____________________ (State of Other Jurisdiction of Incorporation)	333-193220 _____________________ (Commission File Number)	46-3876675 _______________________ (IRS Employer Identification Number)

2618 San Miguel, Ste. 203, Newport Beach, California 92660
_____________________________________________________________________________________

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 973-0684

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events

On October 25, 2017, NuLife Sciences Inc. (“NuLife”) entered into a non-binding term sheet (the “Term Sheet”) with Ensysce Biosciences, Inc. (“Ensysce”) regarding a proposed transaction (the “Transaction”) between the parties.

The Term Sheet contemplates a proposed acquisition of 100% of the outstanding capital stock of Ensysce by NuLife, or a subsidiary of NuLife. In consideration for the outstanding capital stock of Ensysce, at the closing of the proposed transaction, NuLife will issue such number of shares of its common stock to the Ensysce shareholders resulting in the Ensysce shareholders holding between 85% and 90% of the post-closing fully-diluted outstanding shares of NuLife’s common stock.

The Term Sheet is non-binding and closing of the Transaction is subject to satisfactory completion of due diligence by each party, negotiation and execution of definitive agreements, approval of the Transaction by the shareholders of each company, and satisfaction of financing requirements, among other conditions. There are no assurances that the parties will be successful in negotiating acceptable definitive agreements, or that the Transaction will be consummated on the terms described in the Term Sheet or at all.

Each party agrees to use commercially reasonable efforts to negotiate in good faith the terms of the Definitive Agreement and to execute the Definitive Agreement on or before November 30, 2017.

NuLife has agreed that, until November 30, 2017, except as otherwise approved in writing by Ensysce, NuLife will not entertain, solicit, or encourage any inquiry from any third party concerning any potential transaction that is inconsistent with the Transaction.

Ensysce, of San Diego, California, is a clinical state company with delivery platforms for both small and large molecule therapies. Ensysce's BIO-MD™ is a prodrug delivery platform that provides abuse deterrence to a long list of prescription drugs, including opioid products. The prodrugs are activated in a 2-step, enzyme mediated reaction only after oral administration. This process removes the patient's ability to abuse the drug by inhalation or through kitchen chemistry and intravenous injection. Ensysce has recently completed a Phase I trial with its lead oxycodone product, PF614. The trial showed over 90% efficient release of oxycodone and an improved safety profile over OxyContin™. Ensysce is also developing a delivery platform offering a novel approach for intravenous delivery of immunology and gene therapy products using single walled carbon nanotubes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuLife Sciences, Inc.

Date: October 31, 2017
By: /s/ John Hollister
John Hollister, CEO